EXHIBIT 16

Smythe

December 2, 2024

Private and Confidential

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

Re:	Flexible Solutions International, Inc.

We have read Item 4.01 of Flexible Solutions International Inc.’s Form 8-K dated November 14, 2024, and we agree with the statements made therein.

Yours truly,

/s/ Smythe LLP

Smythe LLP